EXHIBIT 23.1


                     Consent of PricewaterhouseCoopers LLP

          We hereby consent to the incorporation by reference in this Registration Statement on Form S-3 of Cincinnati Bell Inc. of our report dated March 12, 1999, relating to the financial statements, which appears in Cincinnati Bell Inc.'s 1998 Annual Report to Shareholders, which is incorporated by reference in its Annual Report on Form 10-K for the year ended December 31, 1998. We also consent to the incorporation by reference of our report dated March 29, 1999, relating to the financial statement schedule, which appears in such Annual Report on Form 10-K. We also consent to the references to us under the heading "Experts" in such Registration Statement.


by: /s/PricewaterhouseCoopers LLP
    -----------------------------
    PricewaterhouseCoopers LLP

Cincinnati, Ohio
December 29, 1999

                                                                  EXHIBIT 23.2



INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in this Amendment No. 1 to Registration Statement of Cincinnati Bell, Inc. on Form S-3 of our report on National Teleservices, Inc. dated July 28, 1997, which is incorporated by reference to the Current Report on Form 8-K of Cincinnati Bell, Inc. dated November 8, 1999. We also consent to the reference to us under the heading "experts" in this Registration Statement.

by: /s/Deloitte & Touche LLP
    --------------------------
    Deloitte & Touche LLP

Minneapolis, Minnesota
December 29, 1999

                                                                  EXHIBIT 23.3



                   Consent of Independent Public Accountants

The consolidated financial statements of Grupo Marcatel, S.A. de C.V. and subsidiaries as of December 31, 1998 are for the year then ended, have been audited by Arthur Andersen, independent public accountants. Their reports have been incorporated by reference in this registration statement in reliance upon the authority of such firm as experts in accounting and auditing. Reference is made to their report, which includes an explanatory paragraph with respect to the uncertainty to continue as a going concern.


                                            by: /s/Arthur Andersen LLP
                                                ----------------------
                                                Arthur Andersen LLP


Monterrey, Nuevo Leon
December 29, 1999

                                                                  EXHIBIT 23.3



                   Consent of Independent Public Accountants

As independent public accountants, we hereby consent to the incorporation by reference in this Amendment No. 1 to Registration Statement on Form S-3 of our report dated May 18, 1998 included in Cincinnati Bell Inc.'s Form 8-K dated November 8, 1999 and to all references to our Firm included in this Registration Statement.


                                            by: /s/Arthur Andersen LLP
                                                ----------------------
                                                Arthur Andersen LLP

Jackson, Mississippi
 December 29, 1999.

                                                                  EXHIBIT 23.4

                        CONSENT OF INDEPENDENT AUDITORS

We consent to the reference to our firm under the caption "Experts" and to the incorporation of our report dated February 28, 1999, with respect to the financial statements of IXC Communications, Inc. in the Registration Statement (Amendment No. 1 to Form S-3) and related Prospectus of Cincinnati Bell Inc. for the registration of $400 million of 6 3/4% Convertible Subordinated Notes and shares of its common stock issuable upon conversion of the 6 3/4% Convertible Subordinated Notes by reference to the Form 8-K filed by Cincinnati Bell Inc. on November 10, 1999.

by: /s/Ernst & Young LLP
    --------------------
    Ernst & Young LLP

Austin, Texas
December 29, 1999